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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2004

APEX SILVER MINES LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (345) 949-0050

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        Apex Silver Mines Limited (the "Company") closed its previously announced offering of $150 million principal amount of 2.875% Convertible Senior Subordinated Notes due 2024 to qualified institutional buyers pursuant to Rule 144A and non-U.S. persons pursuant to Regulation S, under the Securities Act of 1933, as amended ("Securities Act").

        The Company plans to use the $144.8 million in net proceeds (net of commissions) from the offering to finance a portion of the construction and development of its San Cristobal project, to advance evaluation of exploration properties and for other general purposes.

        The notes and the ordinary shares issuable upon conversion of the notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States, absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement, dated March 16, 2004, among Apex Silver Mines Limited, Barclays Bank PLC and Citigroup Global Markets Inc.
4.2	Indenture, dated March 16, 2004, between Apex Silver Mines Limited and The Bank of New York, as Trustee.
4.3	Form of Global Note, dated March 16, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: March 16, 2004

Apex Silver Mines Limited
By:	/s/ MARK A. LETTES Mark A. Lettes Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Registration Rights Agreement, dated March 16, 2004, among Apex Silver Mines Limited, Barclays Bank PLC and Citigroup Global Markets Inc.
4.2	Indenture, dated March 16, 2004, between Apex Silver Mines Limited and The Bank of New York, as Trustee.
4.3	Form of Global Note, dated March 16, 2004.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX